                                                                    EXHIBIT 10.9


                          TRANSPONDER LEASE AGREEMENT
                                    BETWEEN

                         TRIUMPH COMMUNICATIONS, INC.

                                      AND

                                   ACCESS-TV

                                      FOR

                            HUGHES COMMUNICATIONS'
                                  GALAXY VII

                          TRANSPONDER LEASE AGREEMENT
                          ---------------------------

     Transponder Lease Agreement ("Agreement") made as of July 17, 1994, by and between TRIUMPH COMMUNICATIONS, INC. ("Triumph"), with offices located at 230 Park Avenue, Suite 1000, New York, New York, 10169, and ACCESS-TV, with offices located at 2062 Business Center Drive, Suite 230, Irvine, CA 92715 ("Lessee").

     In consideration of the mutual covenants herein contained, the parties hereto have agreed and do agree as follows:

     1. The term of this lease will be 11 years. Access-TV will lease from Triumph one C-band transponder (the "Transponder") from 12:01 a.m. Eastern Time commencing on January 1, 1995 through 11:59 p.m. Eastern Time on December 31, 2006.

     2. Access-TV will lease from Triumph a transponder on the Hughes Communications Galaxy VII satellite, which Triumph has leased from Hughes Communications Galaxy, Inc. ("HCG"), expected to be Transponder 16. The lease rate for this transponder shall be US$145,000.00 per month until December 31, 1998, when the rate will increase to US$155,000.00 per month until the end of the contract.

     3. The Lease Rate and lease terms for Lessee's Transponder shall be as follows:

          a. The Base Lease Rate for Lessee's Transponder shall be $145,000.00 per month from Transponder Delivery through December 31, 1998, and $155,000.00 per month from January 1, 1999 through the Lease Termination Date, payable in advance beginning on Transponder Delivery and continuing on the first day of each month thereafter. As of the Execution Date, Lessee shall pay to Triumph a deposit in the amount of $290,000.00. Triumph shall apply the deposit toward the total Lease Rate due for the first month and the last month immediately preceding the Lease Termination Date.

     4. Access-TV shall be responsible for any sales, use or other similar taxes, if any, levied by any governmental authority on the lease payments to Triumph. Access-TV shall be responsible for its cost of operations, including charges or penalties, if any, imposed by the satellite operator with respect to performance of its uplink and/or transmission services used to transmit programming to the leased transponder.

     5. Triumph represents and warrants that it currently has all rights necessary to enter into and perform this agreement. Triumph makes no representations or warranties of any sort with respect to the satellite time described herein, and makes no guarantee of satellite or transponder performance, other than as specified in the Hughes Communications Exhibit B, C-Band Transponder Performance Specifications, attached hereto.

     6. Access-TV and/or its uplink to the described transponder shall conform to all operational procedures of HCG. Access-TV or its designate shall be responsible for acquiring and maintaining all necessary licenses and clearances required to transmit to said transponder and for payments of transmit services. Triumph will assist Access-TV in its acquisition of satellite time for the purpose of test transmissions, if necessary. Access-TV has the right to utilize digital compression provided it conforms to all operational parameters of the satellite. Access-TV has the right to sub-lease the transponder or digital channels subject to approval by Hughes Communications.

     7. Access-TV agrees to make payment at such time and for the period of term as described in Section 1 above without off-set or withholding of payment for any reason, whether or not the purchased time, in fact, is used by Access-TV or its designate. Interest at the rate of 5% per month will be due on any lease payments thirty (30) days or more in arrears. Triumph will notify Access-TV if payment is 5 days past due giving Access-TV 5 days to correct the problem. If Access-TV does not correct the problem Triumph may terminate the lease. If Triumph defaults on payment to Hughes, although Access-TV has paid Triumph, Triumph will directly assign its contract with Hughes, for transponder 16, to Access-TV

     8. All notices and remittances which either party may be required or desire to give to the other party under this Agreement shall be given by personal service or by registered or certified mail, return receipt requested, addressed to

     If to Triumph:            Triumph Communications, Inc
                               230 Park Avenue
                               Suite 1000
                               New York, New York 10169
                                    Attn: Virginia Marquart
                                          Vice President, Business Affairs

     If to Access TV:          Access-TV
                               2062 Business Center Drive
                               Suite 230
                               Irvine, CA 92715
                                    Attn: Mark Russo
                                          Vice President Engineering

     9. In the event of failure of Galaxy VII during the term of this lease, Hughes Communications Galaxy, Inc. ("HCG") will provide a back-up satellite, onto which, in inverse order of signing of transponder lease, Lessee's programming will be moved within a reasonable period of time, not to exceed seven (7) days.

     10. According to the HCG Special Termination Right, notwithstanding anything to the contrary stated elsewhere in this Agreement, Lessee and HCG, through Triumph, acknowledge and agree that HCG may preempt Lessee's use of Lessee's Transponder in order to satisfy HCG's obligations to provide Lessee's Transponder to Fox Basic Cable, Inc. ("Fox"), in the event any of the C-Band Transponders Fox is leasing suffers a confirmed failure, and neither C-Band Transponder Spare nor C-Band Reserve Transponder is available or the use of such C-Band Transponder Spare or such C-Band Reserve Transponder would not restore service to Fox under the terms of HCG's contract for Galaxy VII with Fox. In the event of such a preemption, HCG and Triumph shall be entitled to terminate this Agreement, and upon such termination, neither HCG nor Triumph shall have further or other obligations to lease to Lessee Lessee's Transponder or Galaxy Back-up Transponders. In the event HCG decides to preempt Lessee's use of Lessee's Transponder, then HCG will give Lessee all advance notice as is practicable under the circumstances. Lessee acknowledges that such notice may be limited to telephone contact with subsequent written confirmation of the preemption. Triumph shall provide twenty-four (24) hours notice prior to preempting Lessee's use of Lessee's Transponder to the extent possible. In the event of such preemption by HCG, Triumph will immediately make every reasonable effort to place Access-TV on a comparable replacement satellite. Triumph cannot guarantee the availability of a replacement transponder or pricing at this time for any such replacement, in which case Triumph will have the right to immediately terminate this Agreement

     11. Triumph's contracts with HCG are hereby incorporated in the Agreement. Access-TV will be responsible for conditions set forth in these contracts. Triumph will be held harmless for all HCG related problems. Access-TV shall have no greater rights or remedies against or with respect to Triumph hereunder than Triumph has against HCG under HCG's Transponder Lease Agreement and Standard Terms and Conditions of Service. In the event of conflict or difference between the terms of Triumph's Standard Terms and Conditions, and/or the terms of the HCG's Contracts, the provision that is most favorable to Triumph shall prevail.

     12. Access-TV may sublease its transponder, subject to approval of Hughes Communications, Inc. whose approval will not be unreasonably withheld provided the user agrees to comply with all regulatory and operating procedures.

     13. Access-TV may compress its transponder at no additional charge provided the compression technology complies with all regulatory and operating specifications and procedures of HCG.

     14. This Agreement (including the documents incorporated herein by reference) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements or understandings. This Agreement may not be amended or modified except in writing, signed by both parties hereto





AGREED:


TRIUMPH COMMUNICATIONS, INC.

By:    /s/  Paul Dujardin
       ------------------------------------
       Paul Dujardin
       President


Date:           8/1/94
       ------------------------------------




ACCESS-TV

By:    /s/  W.R. Cullen
       ------------------------------------
Name:  W.R. Cullen
Title: Chairman/CEO

Date:  July 19, 1994
       ------------------------------------

                                     TRIUMPH
                                 COMMUNICATIONS


July 18, 1994



Mr. Mark Russo
Vice President, Engineering
Access-TV
2062 Business Center Drive
Suite 230
Irvine, CA 92715

     Re: Contract for Galaxy VII

Dear Mr. Russo:

     This letter will serve as an addendum to the Triumph Transponder lease agreement with Access-TV, dated 7/17/94.

Paragraph 6 and 12 are hereby superseded to read as follows:

     6. Access-TV and/or its uplink to the described transponder shall conform to all operational procedures of the Carrier. Access-TV or its designate shall be responsible for acquiring and maintaining all necessary licenses and clearances required to transmit to said transponder and for payments of transmit services. Triumph will assist Access-TV in its acquisition of satellite time for the purpose of test transmissions, if necessary. Access-TV has the right to utilize digital compression provided it conforms to all operational parameters of the satellite. Access-TV has the right to sublease the transponder and/or one or more digital channels subject to approval by Hughes Communications.

     12. Access-TV may sublease or assign its transponder, subject to approval of Hughes Communications, Inc. whose approval will not be unreasonably withheld provided the user agrees to comply with all regulatory and operating procedures or as outlined in HCG's letter dated July 18, 1994.

     Best regards.

     Sincerely,

     /s/  Paul Dujardin
     Paul Dujardin
     President

   230 Park Avenue . Suite 1000 . The Helmsley Building . New York, NY 10169
                     . (212) 808-3074 . Fax: (212) 808-3020

                                     TRIUMPH
                                 COMMUNICATIONS


July 19, 1994


Mr. Mark Russo
Vice President, Engineering
Access-TV
2062 Business Center Drive
Suite 230
Irvine, CA 92715

     Re: Contract for Galaxy VII

Dear Mr. Russo:

     This letter will serve as an addendum to the Triumph Transponder lease agreement with Access-TV, dated 7/17/94.

In the event, Hughes Communications does not grant approval for Access-TV to Sublease a transponder on Galaxy VII from Triumph Communications, the attached contract will be canceled and all advanced payments will be refunded.

     Best regards.

     Sincerely,

     /s/  Paul Dujardin
     Paul Dujardin
     President


   230 Park Avenue . Suite 1000 . The Helmsley Building . New York, NY 10169
                      . (212)808-3074 . Fax: (212) 808-3020